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                                                                    EXHIBIT 99.3

                        AMERICAN RESOURCES OFFSHORE, INC.
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002


[Name and Address Label]


                              ______________, 2002


Dear American Resources stockholder:

         We are sending you the accompanying election form in connection with the proposed merger between American Resources Offshore, Inc. ("American Resources") and Blue Dolphin Energy Company ("Blue Dolphin"). As more fully described in the joint proxy statement/prospectus of American Resources and Blue Dolphin dated ______________, 2002, as amended, American Resources will hold a special meeting of its stockholders on ______________, 2002 to vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated December 19, 2001, among American Resources, Blue Dolphin and BDCO Merger Sub, Inc., a wholly owned subsidiary of Blue Dolphin ("BDCO Merger Sub"). If the American Resources stockholders vote to adopt the amended and restated merger agreement, and if the other conditions described in that agreement are met, BDCO Merger Sub will be merged with and into American Resources and American Resources will become a wholly owned subsidiary of Blue Dolphin. You should carefully read the joint proxy statement/prospectus.

         You currently hold shares of American Resources [_______] stock. If the merger is completed, at the effective time of the merger, each share of your American Resources [_____] stock will be converted, at your election and subject to certain procedures and limitations described on pages [______] through [______] of the joint proxy statement/prospectus, into the right to receive either:

                -     $[_________] in cash, [SUBJECT TO PRORATION]; or

                -     [_____] shares of Blue Dolphin common stock.

         Your election to receive cash, shares of Blue Dolphin common stock, or a mix of cash and shares of Blue Dolphin common stock in the merger in exchange for your shares of American Resources [_____________] stock may only be made by properly completing and submitting the accompanying election form as described herein. We strongly encourage you to make such an election. [HOWEVER, EVEN IF YOU ELECT TO RECEIVE ALL CASH AS YOUR ELECTION ON THE ACCOMPANYING ELECTION FORM, YOU MAY NOT RECEIVE ALL CASH AS CONSIDERATION FOR YOUR SHARES OF AMERICAN RESOURCES COMMON STOCK. NO MORE THAN 70% OF THE TOTAL MERGER CONSIDERATION PAID TO HOLDERS OF



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AMERICAN RESOURCES COMMON STOCK WILL BE PAID IN CASH AND THE REMAINING 30% WILL
BE PAID IN BLUE DOLPHIN COMMON STOCK. IF MORE THAN 70% OF THE HOLDERS OF AMERICAN RESOURCES COMMON STOCK COLLECTIVELY ELECT TO RECEIVE CASH CONSIDERATION, THEN THE AMOUNT OF CASH THAT WILL BE PAID TO THOSE AMERICAN RESOURCES STOCKHOLDERS ELECTING TO RECEIVE CASH WILL BE REDUCED AND THEY WILL RECEIVE SHARES OF BLUE DOLPHIN COMMON STOCK FOR THE BALANCE. THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES IN DETAIL ON PAGES [______] THROUGH [______] THE LIMITATIONS ON THE AGGREGATE CASH PAYABLE BY BLUE DOLPHIN IN THE MERGER, AND HOW THE ELECTION AND ALLOCATION PROCEDURES WILL WORK. PLEASE READ THOSE PAGES CAREFULLY.]

         No fractional shares of Blue Dolphin common stock will be issued in the merger. Instead, each American Resources stockholder that would otherwise be entitled to receive a fractional share will receive an amount in cash in accordance with the terms of the amended and restated merger agreement.

         A completed election form must be received by Securities Transfer Corporation, the exchange agent, no later than 5:00 p.m. Central standard time, on ____________ ___, 2002 (the "Election Deadline"). If the exchange agent does not receive a properly completed and signed election form then you will be deemed to have elected to receive only shares of Blue Dolphin common stock in the merger.

         YOU SHOULD COMPLETE THE ACCOMPANYING ELECTION FORM AND RETURN IT, TO SECURITIES TRANSFER CORPORATION, AS EXCHANGE AGENT, prior to 5:00 p.m., Central Standard Time, on _____________, 2002, the Election Deadline.

             BY HAND:                        BY OVERNIGHT COURIER:                       BY MAIL:
------------------------------------    ---------------------------------    -------------------------------
Securities Transfer Corporation         Securities Transfer Corporation      Securities Transfer Corporation
2591 Dallas Parkway, Suite 102          2591 Dallas Parkway, Suite 102       2591 Dallas Parkway, Suite 102
Frisco, Texas 75034                     Frisco, Texas 75034                  Frisco, Texas 75034


         If we do not complete the merger for any reason, the election form will be void. Certificates representing shares of American Resources [__________] stock delivered to the exchange agent will be promptly returned.

         Please read carefully the accompanying general instructions and the joint proxy statement/prospectus, and complete the election form as required and return it to the exchange agent AT THE ADDRESS SET FORTH ABOVE NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON ___________ ___, 2002, AT THE ADDRESS LISTED ABOVE. Delivery of the election form to an address other than those listed above does not constitute valid delivery. You must sign the election form where requested. You should direct any questions about the election form to [______________] at Securities Transfer Corporation, telephone (___) [________].


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         ANY SHARES OF AMERICAN RESOURCES [___________] STOCK FOR WHICH YOU DO
NOT ELECT TO RECEIVE CASH WILL BE CONVERTED INTO BLUE DOLPHIN COMMON STOCK AT THE EXCHANGE RATIO SET FORTH IN THE AMENDED AND RESTATED MERGER AGREEMENT WHEN AND IF THE MERGER IS COMPLETED.



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                        AMERICAN RESOURCES OFFSHORE, INC.

                  ELECTION INFORMATION AND INSTRUCTIONS BOOKLET


         This booklet provides answers to frequently asked questions, briefly describes your options, and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions, as well as the enclosed joint proxy statement/prospectus dated [___________ ___, 2002]. After reviewing these materials, complete the Election Form and send it in the enclosed envelope to our exchange agent, Securities Transfer Corporation. If you have additional questions after reading this material, you should contract Securities Transfer Corporation at [_____________] (toll free).

         The deadline for receipt of your Election Form is 5:00 p.m., Central Standard time, on [_____________].

FREQUENTLY ASKED QUESTIONS

1.       WHY HAVE I BEEN SENT AN ELECTION FORM?

         American Resources, Blue Dolphin and BDCO MergerSub, Inc., a wholly owned subsidiary of Blue Dolphin, entered into an Amended and Restated Agreement and Plan of Merger dated as of December 19, 2001. Pursuant to the merger agreement, BDCO Merger Sub will merge with and into American Resources, with American Resources continuing as the surviving corporation. The amended and restated merger agreement is attached as Appendix A to the enclosed joint proxy statement/prospects. As a result of the merger, you, as an American Resources stockholder, have the option to elect to receive cash, Blue Dolphin common stock, or a combination of the two in exchange for your shares of American Resources [_________] stock. YOUR ABILITY TO RECEIVE CASH OR BLUE DOLPHIN COMMON STOCK MAY BE LIMITED AS MORE FULLY DESCRIBED IN THE ANSWERS TO QUESTIONS 9 AND 10 BELOW.

2.       WHAT IS THE PURPOSE OF THE ELECTION FORM?

         The enclosed Election Form allows you to elect the form of consideration you receive for your American Resources shares.

3.       WHAT DO I DO WITH THE ELECTION FORM?

         Complete, sign and date the Election Form and mail it to the exchange agent in the enclosed GREEN envelope. By signing the Election Form you agree to surrender your stock certificate(s) in exchange for cash, Blue Dolphin common stock or a combination of both. Please note that if your American Resources shares are held in a joint account, then signatures of both owners are required.



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4.       WHAT IF I FAIL TO MAKE AN ELECTION?

         If you do not make an election, you will receive Blue Dolphin common stock, for each of your shares of American Resources __________ stock.

5.       WHAT HAPPENS IF I MISS THE ELECTION DEADLINE?

         Missing the election deadline is the same as failing to make an election.

6.       SHOULD I SEND IN MY AMERICAN RESOURCE STOCK CERTIFICATE(S) NOW?

         No, you should not return your stock certificate(s) representing your American Resources shares along with the Election Form. After the merger is completed, you will receive written instructions for exchanging your stock certificates.

7.       WHEN CAN I EXPECT TO RECEIVE MY NEW STOCK CERTIFICATES OR CASH?

         You will receive you new stock certificates or cash within [______] to [_____] business days after the effective time of the merger.

8.       WHAT WILL I RECEIVE IN THE MERGER?

         You have the right to elect to receive, in exchange for your shares of American Resources __________ stock, cash, Blue Dolphin common stock or a combination of both. However, if you elect to receive a combination of cash and stock, you may not elect to receive different forms of consideration for a single share of American Resources ________ stock. Under the terms of the amended and restated merger agreement, you have the following options:

         o The "cash election," which consists of the right to receive an amount equal to $.[_____] for each share of American Resources ________ stock, SUBJECT TO POSSIBLE PRORATION.

         o The "stock election," which consists of the right to receive, .____ of a share of Blue Dolphin common stock for each share of American Resources _______ stock.

9.       IF I CHOOSE THE CASH ELECTION, WILL I BE ASSURED OF RECEIVING ONLY
         CASH?

         [YES]
          OR
         [NO]. No more than 70% of the total consideration paid to holders of American Resources common stock will be paid in cash and the remaining 30% will be paid in stock.



                                       2

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10.      IF I CHOOSE THE STOCK ELECTION, WILL I BE ASSURED OF RECEIVING
         ONLY STOCK?

         Yes. Blue Dolphin common stock will be issued for every share of American Resources _______ stock for which a stock election is made. However, Blue Dolphin will not issue fractional shares in the merger. Instead, you will be paid cash in lieu of a fractional share of Blue Dolphin common stock.

11.      HOW AND WHERE SHOULD I SEND MY SIGNED DOCUMENTS?

         A GREEN envelope addressed to the exchange agent, Securities Transfer Corporation, is enclosed with this package. Please use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: Securities Transfer Corporation, Attention:
[_________]. Please do not return any of these documents to Blue Dolphin or American Resources.

12.      HOW DO I CHANGE MY ADDRESS ON THE ELECTION FORM?

         You should cross out any incorrect address information that is printed on the Election Form. Clearly print your correct address in the place beside the printed information.

13.      CAN I CHANGE OR REVOKE MY ELECTION?

         Yes. You can change or revoke your election by giving written notice to the exchange agent at: Securities Transfer Corporation, Attention:
[_____________], prior to the Election Deadline. After this date, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger.

14.      WHAT SHOULD I DO WITH THE ENCLOSED PROXY CARD?

         You should sign and mail your signed proxy card in the enclosed WHITE envelope marked "Proxy." Stockholders should NOT send any stock certificate(s) with their proxy card.

15.      WHO DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

         You may contract Securities Transfer Corporation, the exchange agent, at 1-[___-___-____] (toll free).


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         The enclosed Election Form should be returned to Securities Transfer
Corporation in the enclosed GREEN envelope. The address that you should send your Election Form to will depend on the method of delivery that you choose.
The available options and relevant addresses for Securities Transfer Corporation are listed on page [__] of this booklet.















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                             FORM OF STOCK ELECTION

         The terms of the amended and restated merger agreement allow you to choose the form of consideration you receive in exchange for your shares of American Resources [________] stock. For more information, please refer to the joint proxy statement/prospects dated [__________] [___], 2002. Any disputes regarding your election or the elections made by other American Resources stockholders will be resolved by the exchange agent, and its decision will be final for all parties concerned. The exchange agent has the absolute right to reject any and all Election Forms which it determines are not in proper form or to waive minor defects in any form. Please return your Election Form promptly to allow sufficient time to correct any possible deficiencies before the election deadline.

[Name and Address Label]

Number of Shares: ___________________________

PAYMENT OPTIONS

         Select ONE of the following options:

         [ ]    1.   The Cash Election.

         [ ]    2.   The Stock Election.

         [ ]    3.    A Combination of the Cash Election and the Stock Election.
                     __________ Cash Election  __________ Stock Election

         If you select option 3 you must write in the number of shares of American Resources ________ stock for which you want the cash election and the number of shares of American Resources __________ stock for which you want the stock election in the spaces provided, which together should equal the total number of shares of American Resources ________ stock you own. You cannot elect to receive a combination of cash and stock for a single share of American Resources ______ stock. You will not receive a factional share of Blue Dolphin common stock. Instead, you will receive cash in lieu of a fractional share of Blue Dolphin common stock.

Sign Here

________________________________________________________________________________
                            Signature(s) of Owner(s)

________________________________________________________________________________
                                     Name(s)

________________________________________________________________________________


________________________________________________________________________________
                                 (Please Print)

Capacity (full title)


________________________________________________________________________________
Address

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
                               (Include Zip Code)

Area Code and Telephone Number

________________________________________________________________________________
Taxpayer Identification or Social Security Number

________________________________________________________________________________

(Must be signed by registered holder(s) exactly as name(s) appear on the certificates. In the case of joint tenants, both should sign. If the certificates for the American Resources ______ stock are registered in different forms of the name of any person signing this Election Form (e.g., "John
Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Election Form in each way in which the certificates are registered or to sign as many Election Forms as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.)